CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use of our report dated July 23, 1999 on the financial statements of The Jurika & Voyles Fund Group incorporated by reference, in Post Effective Amendment No.14 to the Registration Statement on Form N-1A, file No. 33-81754, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights".


                                  MCGLADREY & PULLEN, LLP


New York, New York
October 20, 1999